UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pusuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      December 19, 2006

Joy Global Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780, Milwaukee, WI 53202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
414-319-8500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) underthe Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

A press release was issued by Joy Global Inc. on December 18, 2006 disclosing its financial results for the fourth quarter and fiscal year ended October 28, 2006.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2006, the Human Resources and Nominating Committee (the “Committee”) of the Company’s Board of Directors reversed its action taken on November 13, 2006 to grant Donald C. Roof, the Company’s executive vice president, chief financial officer and treasurer, a pro rata payment with respect to the performance share plans ending in Fiscal 2007 and Fiscal 2008 in connection with his planned departure (as disclosed in the Company’s current report on Form 8-K filed on November 16, 2006). The Committee took such action on the advice of the Company’s senior management, including Mr. Roof, in order to defer action until the time of Mr. Roof’s actual departure, which the Committee believed would better ensure that Mr. Roof had a significant incentive to remain actively engaged in the management of the Company until his departure.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective December 18, 2006, the Board of Directors amended and restated the Company’s bylaws to change its fiscal year. Starting fiscal year 2007, the Company’s fiscal year will end on the last Friday in October. Previously, the Company's fiscal year ended on the Saturday closest to October 31. The change was made in order to (1) optimize the Company’s financial cut-off procedures tied to the SAP enterprise software system introduced at P&H Mining Equipment during fiscal year 2006 and (2) simplify references to its fiscal year end dates by eliminating the possibility of fiscal years ending in early November.

(c)  Exhibits.

   Press release dated October 18, 2006 of Joy Global Inc. disclosing its financial results for the fourth quarter and fiscal year ended October 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.
Date: December 19, 2006	By: /s/Donald C. Roof Donald C. Roof Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99	Press release dated December 19, 2006 of Joy Global Inc. disclosing its financial results for the fourth quarter and fiscal year ended October 28, 2006.